Exhibit 99.1

PC Connection, Inc. Reports Fourth Quarter and Full Year Results

Company Announces Record Quarterly and Annual Sales

MERRIMACK, N.H.--(BUSINESS WIRE)--PC Connection, Inc. (NASDAQ: PCCC)

FOURTH QUARTER HIGHLIGHTS:	FULL YEAR HIGHLIGHTS:

Net sales: $490 million; up 13% y/y	Net sales: $1,785 million; up 9% y/y
Net income: $6.2 million; up 35% y/y	Net income: $23.0 million; up 67% y/y
Diluted earnings per share: $.23; up from $.17 last year	Diluted earnings per share: $.85; up from $.54 last year

PC Connection, Inc. (NASDAQ: PCCC), a leading direct marketer of information technology (IT) products and services, today announced results for the quarter and year ended December 31, 2007. Net sales for the three months ended December 31, 2007 increased by $57.7 million, or 13.4%, to $489.6 million from $431.9 million for the three months ended December 31, 2006. Net income for the quarter was $6.2 million, or $.23 per share, compared to $4.6 million, or $.17 per share, for the corresponding prior year quarter.

The quarter ended December 31, 2007 included special charges related to management restructuring that reduced earnings and earnings per share. Had these charges not been incurred, pro forma net income for the quarter ended December 31, 2007 would have been $6.5 million, or $.24 per share, compared to $4.6 million, or $.17 per share, for the quarter ended December 31, 2006. We did not record any special charges for the quarter ended December 31, 2006. A reconciliation between net income on a GAAP basis and pro forma net income is provided in a table immediately following the Consolidated Income Statements.

“We are pleased to report record quarterly and annual sales,” said Patricia Gallup, Chairman and Chief Executive Officer of PC Connection, Inc. “The fourth quarter was our eleventh consecutive quarter of year-over-year revenue growth. We also achieved a 29% increase in operating income and a 35% increase in earnings per share over the fourth quarter of 2006.”

Net sales for the year ended December 31, 2007 increased by $149.7 million, or 9.2%, to $1,785.4 million from $1,635.7 million for the year ended December 31, 2006. Net income for the year ended December 31, 2007 was $23.0 million, or $.85 per share, compared to $13.8 million, or $.54 per share, for the year ended December 31, 2006. The years ended December 31, 2007 and 2006 included special charges that reduced earnings and earnings per share. Had these charges not been incurred, pro forma net income for the year ended December 31, 2007 would have been $23.3 million, or $.86 per share, compared to $15.2 million, or $.59 per share, for the year ended December 31, 2006.

Quarterly Sales Growth by Business Segment:

  Net sales for the small- and medium-sized business (SMB) segment increased by 14.0% to $263.8 million compared to the fourth quarter of 2006. Corporate outbound sales within the segment grew 24.9% year over year, reflecting our focus on business customers. Several large Video product orders from three customers drove the majority of this increase.
  Net sales for MoreDirect, Inc., our Large Account segment, increased by 6.3% to $140.8 million compared to the fourth quarter of 2006. MoreDirect continues to obtain new customers and a greater share of existing customers’ business.
  Net sales for GovConnection, Inc., our Public Sector segment, increased by 25.1% to $85.0 million compared to the fourth quarter of 2006. Increased federal sales, obtained under recent government contracts, drove this double-digit growth.

Quarterly Sales Growth by Product Mix:

  Video, Imaging and Sound sales increased 52.5% year over year, accounting for 17.7% of net sales in the fourth quarter compared to 13.2% for the corresponding prior year quarter. Several large Video product orders from three SMB customers drove the majority of this revenue increase.
  Notebooks and PDAs accounted for 14.9% of net sales in the fourth quarter of 2007 compared to 16.9% for the corresponding prior year quarter, reflecting our emphasis on driving sales in other product lines with higher margins.
  Software sales increased 20.5% year over year, accounting for 13.0% of net sales in the fourth quarter of 2007 compared to 12.2% for the corresponding prior year quarter. We experienced strong year over year growth with several software vendors.
  Sales of storage devices increased 22.0% year over year, accounting for 9.3% of net sales in the fourth quarter of 2007 compared to 8.6% for the corresponding prior year quarter.

Gross profit was $57.5 million for the fourth quarter of 2007 compared to $51.9 million for the fourth quarter of 2006. Gross profit margin, as a percentage of net sales, was 11.7% in the fourth quarter of 2007 compared to 12.0% in the fourth quarter of 2006. The large Video product orders shipped in the fourth quarter decreased our gross margin rates by approximately 70 basis points. Higher agency fee revenues and additional vendor consideration in the fourth quarter of 2007 partially offset these lower-margin SMB sales.

Annualized sales representative productivity increased 19% on a consolidated basis in the fourth quarter of 2007 compared to the fourth quarter of 2006. Sales productivity in our Large Account segment increased 21% in the fourth quarter of 2007 compared to the fourth quarter of 2006. Sales productivity in our SMB and Public Sector segments increased quarter over quarter by 20% and 19%, respectively. On a consolidated basis, the total number of sales representatives was 692 as of December 31, 2007, compared to 654 at September 30, 2007, and 702 at December 31, 2006.

Selling, general and administrative expenses (“SG&A”) totaled $46.9 million for the fourth quarter of 2007 compared to $44.1 million for the fourth quarter of 2006. SG&A improved as a percentage of net sales to 9.5% for the fourth quarter of 2007 compared to 10.2% for the fourth quarter of 2006, reflecting our continuing efforts to leverage our cost structure.

Ms. Gallup continued, "Again, we are pleased with PC Connection's accomplishments in 2007. Our performance-improvement initiatives and our efforts to enhance the effectiveness of our sales organizations are producing positive results. In 2007, our GovConnection subsidiary was awarded both SEWP IV and First Source. These contracts allow us to more effectively reach new customers and better provide IT solutions to all of the largest agencies in the federal marketplace. PC Connection again placed on Fortune's list of the 1000 largest U.S. companies, and was ranked as one of the top business technology innovators on the InformationWeek 500."

Gallup concluded, "PC Connection is a recognized leader in our industry. We believe we are well-positioned to continue in a leadership role, and to grow sales and earnings to build long-term shareholder value."

About PC Connection, Inc.

PC Connection, Inc., a Fortune 1000 company, owns three sales companies: PC Connection Sales Corporation, MoreDirect, Inc., and GovConnection, Inc., headquartered in Merrimack, NH, Boca Raton, FL, and Rockville, MD, respectively. All three companies can deliver custom-configured computer systems overnight. Investors and media can find more information about PC Connection, Inc. at http://ir.pcconnection.com.

PC Connection Sales Corporation (1-800-800-5555), the original business of PC Connection, Inc. serving the small- and medium-sized business sector (SMB), is a rapid-response provider of information technology (IT) products and services. It offers more than 150,000 brand-name products through its staff of technically trained sales account managers and catalog telesales representatives, catalogs, and publications, and its website at www.pcconnection.com. The subsidiary serves the Apple/Macintosh community through its MacConnection division (1-800-800-2222), which also publishes specialized catalogs and is online at www.macconnection.com.

MoreDirect, Inc. (561-237-3300), www.moredirect.com, provides corporate technology buyers with a comprehensive web-based e-procurement solution and in-depth IT supply-chain expertise, serving as a one-stop source by aggregating more than 300,000 products from the inventories of leading IT wholesale distributors and manufacturers. MoreDirect’s TRAXX® system is a seamless end-to-end interface that empowers clients to electronically source, evaluate, compare prices, and track related technology product purchases in real-time.

GovConnection, Inc. (1-800-800-0019) is a provider of IT products and services to federal, state, and local government agencies and educational institutions through specialized account managers, catalogs, and publications, and online at www.govconnection.com.

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“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements that are subject to risks and uncertainties, including, but not limited to, the impact of changes in market demand and the overall level of economic activity, or in the level of business investment in information technology products, competitive products and pricing, product availability and market acceptance, new products, fluctuations in operating results, and the ability of the Company to hire and retain essential personnel. Additional risk factors that could cause actual results to differ materially from those in our forward-looking statements are disclosed in our most recent quarterly report on Form 10-Q for the quarter ended September 30, 2007 and annual report on Form 10-K for the year ended December 31, 2006. We encourage you to read those disclosures. More specifically, the statements in this release concerning the Company’s outlook for 2008 and the statements concerning the Company’s gross margin percentage, productivity, and selling and administrative costs and other statements of a non-historical basis (including statements regarding implementing strategies for future growth, the ability of the Company to improve sales productivity and increase its active customers) are forward-looking statements that involve certain risks and uncertainties. Such risks and uncertainties include the ability to realize market demand for and competitive pricing pressures on the products and services marketed by the Company, the continued acceptance of the Company's distribution channel by vendors and customers, continuation of key vendor and customer relationships and support programs and the ability of the Company to hire and retain qualified sales representatives and other essential personnel. The Company assumes no obligation to update the information in this press release or revise any forward-looking statements, whether as a result of any new information, future events, or otherwise.

PC Connection, Inc. -- Fourth Quarter Earnings -- 01/31/08

CONSOLIDATED SELECTED FINANCIAL HIGHLIGHTS
At or for the Three Months Ended December 31,	2007		2006
(Dollars and shares in thousands, except operating data, price/earnings ratio, and per share data)		% of		% of	%
		Net Sales		Net Sales	Change

Operating Data:
Net sales	$489,607		$431,866		13.4%
Diluted earnings per share	$.23		$.17		35.3%

Gross profit margin	11.7%		12.0%
Operating margin	2.1		1.8
Return on equity (1)	11.2		9.7

Catalogs distributed	3,563,000		4,440,000		(19.8)%
Orders entered (2)	367,100		403,700		(9.1)%
Average order size (2)	$1,515		$1,208		25.4%

Inventory turns (1)	21		20
Days sales outstanding	43		45

Product Mix:
Notebooks & PDAs	$72,962	14.9%	$73,160	16.9%	(0.3)%
Desktops/Servers	64,984	13.3	60,474	14.0	7.5
Storage Devices	45,383	9.3	37,211	8.6	22.0
Software	63,511	13.0	52,714	12.2	20.5
Net/Com Products	41,281	8.4	40,458	9.4	2.0
Printers & Printer Supplies	44,118	9.0	40,430	9.4	9.1
Video, Imaging & Sound	86,657	17.7	56,817	13.2	52.5
Memory & System Enhancements	20,525	4.2	23,013	5.3	(10.8)
Accessories/Other	50,186	10.2	47,589	11.0	5.5
	$489,607	100.0%	$431,866	100.0%	13.4%

Net Sales of Enterprise Server and Networking Products (included in the above Product Mix):

	$164,922	33.7%	$138,123	32.0%	19.4%

Stock Performance Indicators:
Actual shares outstanding	26,892		26,500
Total book value per share	$8.34		$7.43
Tangible book value per share	$6.10		$5.12
Closing price	$11.35		$14.83
Market capitalization	$305,224		$392,995
Trailing price/earnings ratio (3)	13		28

(1) Annualized
(2) Does not reflect cancellations or returns
(3) Earnings is based on the last four quarters
SELECTED SEGMENT INFORMATION
For the Three Months Ended December 31,	2007		2006
	Net	Gross	Net	Gross
(Dollars in thousands)	Sales	Margin (%)	Sales	Margin (%)

PC Connection Sales Corporation (SMB)	$263,785	12.6%	$231,481	12.9%
MoreDirect (Large Account)	140,826	11.0	132,465	10.7
GovConnection (Public Sector)	84,996	10.3	67,920	11.9
Total	$489,607	11.7%	$431,866	12.0%

CONSOLIDATED INCOME STATEMENTS
Three Months Ended December 31,	2007		2006
(Amounts in thousands, except per share data)	Amount	% of Net Sales	Amount	% of Net Sales

Net sales	$489,607	100.0%	$431,866	100.0%
Cost of sales	432,122	88.3	379,919	88.0
Gross Profit	57,485	11.7	51,947	12.0

Selling, general and administrative expenses	46,870	9.5	44,147	10.2
Special charges	541	0.1	-	0.0
Income From Operations	10,074	2.1	7,800	1.8

Interest expense	(264)	-	(353)	(0.1)
Other, net	111	-	87	-
Income tax provision	(3,749)	(0.8)	(2,963)	(0.6)
Net Income	$6,172	1.3%	$4,571	1.1%

Weighted average common shares outstanding:
Basic	26,844		26,067
Diluted	27,052		26,507
Earnings per common share:
Basic	$0.23		$0.18
Diluted	$0.23		$0.17

CONSOLIDATED INCOME STATEMENTS
Years Ended December 31,	2007		2006
(Amounts in thousands, except per share data)	Amount	% of Net Sales	Amount	% of Net Sales

Net sales	$1,785,379	100.0%	$1,635,651	100.0%
Cost of sales	1,566,409	87.7	1,435,400	87.8
Gross Profit	218,970	12.3	200,251	12.2

Selling, general and administrative expenses	181,640	10.2	173,927	10.6
Special charges	541	-	2,391	0.1
Income From Operations	36,789	2.1	23,933	1.5

Interest expense	(932)	-	(1,828)	(0.1)
Other, net	764	-	121	-
Income tax provision	(13,626)	(0.8)	(8,450)	(0.6)
Net Income	$22,995	1.3%	$13,776	0.8%

Weighted average common shares outstanding:
Basic	26,785		25,516
Diluted	27,024		25,731
Earnings per common share:
Basic	$0.86		$0.54
Diluted	$0.85		$0.54

A RECONCILIATION BETWEEN GAAP AND PRO FORMA NET INCOME
This information is being provided so as to allow for a comparison of our operating results without special charges.

December 31,	Three Months Ended		Twelve Months Ended
(Amounts in thousands)	2007	2006	2007	2006

GAAP net income	$6,172	$4,571	$22,995	$13,776
Special charges (after tax):
Management restructuring	336	-	336	535
GSA settlement	-	-	-	900
Total special charges (after tax)	336	-	336	1,435

Pro forma net income	$6,508	$4,571	$23,331	$15,211

CONSOLIDATED BALANCE SHEETS	December 31,	December 31,
(amounts in thousands)	2007	2006

ASSETS
Current Assets:
Cash and cash equivalents	$13,741	$17,582
Accounts receivable, net	202,216	170,222
Inventories–merchandise	76,090	69,407
Deferred income taxes	2,858	3,837
Income taxes receivable	345	627
Prepaid expenses and other current assets	4,322	3,882
Total current assets	299,572	265,557
Property and equipment, net	20,831	19,542
Goodwill	56,867	56,867
Other intangibles, net	3,291	4,363
Other assets	318	355
Total Assets	$380,879	$346,684

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Current maturities of capital lease obligations:
To affiliate	$527	$464
To third party	-	395
Accounts payable	111,140	110,977
Accrued expenses and other liabilities	20,557	17,389
Accrued payroll	10,816	9,367
Total current liabilities	143,040	138,592
Capital lease obligations, less current maturities:
To affiliate	4,309	4,836
Other liabilities	3,784	-
Deferred income taxes	5,436	6,352
Total Liabilities	156,569	149,780
Stockholders’ Equity:
Common stock	273	269
Additional paid-in capital	94,132	89,537
Retained earnings	131,970	109,321
Treasury stock at cost	(2,065)	(2,223)
Total Stockholders’ Equity	224,310	196,904
Total Liabilities and Stockholders’ Equity	$380,879	$346,684
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
Year ended December 31, 2007 (amounts in thousands)
	Common Stock		Additional	Retained	Treasury Shares
	Shares	Amount	Paid-In Capital	Earnings	Shares	Amount	Total

Balance – January 01, 2007	26,862	$269	$89,537	$109,321	(352)	($2,223)	$196,904

Cumula-tive effect of change in account-ing prin-ciple	-	-	-	(346)	-	-	(346)

Stock compen-sation expense	-	-	579	-	-	-	579

Exercise of stock options, includ-ing income tax benefits	364	4	3,876	-	-	-	3,880

Release of non-vested stock awards	-		3				3

Issuance of stock under Employee Stock Purchase Plan	26	-	295	-	-	-	295

Issuance of non-vested stock awards			(158)		25	158	-

Net income	-	-	-	22,995	-	-	22,995

Balance – December 31, 2007	27,252	$273	$94,132	$131,970	(327)	($2,065)	$224,310

CONSOLIDATED STATEMENTS OF CASH FLOWS
Years Ended December 31, (Amounts in thousands)	2007	2006

Cash Flows from Operating Activities:

Net income	$22,995	$13,776
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,781	7,049
Provision for doubtful accounts	1,587	2,885
Deferred income taxes	63	2,179
Loss on disposal of fixed assets	68	86
Stock compensation expense	579	418
Excess tax benefit from exercise of stock options	(447)	(240)
Income tax benefits related to employee equity awards	974	1,338

Changes in assets and liabilities:
Accounts receivable	(33,581)	(10,582)
Inventories	(6,683)	5,967
Prepaid expenses and other current assets	(158)	1,452
Other non-current assets	37	4
Accounts payable	163	(3,436)
Accrued expenses and other liabilities	8,055	5,466
Net cash provided by operating activities	433	26,362

Cash Flows from Investing Activities:

Purchases of property and equipment	(7,066)	(7,981)
Proceeds from sale of property and equipment	-	21
Net cash used for investing activities	(7,066)	(7,960)

Cash Flows from Financing Activities:

Proceeds from short-term borrowings	53,280	402,039
Repayment of short-term borrowings	(53,280)	(422,014)
Repayment of capital lease obligations	(859)	(828)
Exercise of stock options	2,910	9,740
Excess tax benefit from exercise of stock options	447	240
Issuance of stock under Employee Stock Purchase Plan	294	233
Net cash provided by (used for) financing activities	2,792	(10,590)
(Decrease) increase in cash and cash equivalents	(3,841)	7,812
Cash and cash equivalents, beginning of period	17,582	9,770
Cash and cash equivalents, end of period	$13,741	$17,582

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CONTACT:
PC Connection, Inc.
Stephen Baldridge, 603-683-2322
Sr. Vice President, Finance & Corporate Controller